UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 5, 2000
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                                BriteSmile, Inc.

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             (Exact name of registrant as specified in its charter)


                                      Utah

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         (State or other jurisdiction of incorporation or organization)


         0-17594                                   87-0410364
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  (Commission file number)             (I.R.S. Employer Identification No.)



   490 North Wiget Lane
   Walnut Creek, California                              94598
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Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (925) 941-6260





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         (Former name or former address, if changed since last report)


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Item 5.    Other Events

         Registrant and LCO Investments Limited ("LCO") entered into a Note Purchase Agreement dated December 5, 2000 (the "Note Purchase Agreement").
Pursuant to the terms of the Note Purchase Agreement, LCO agreed to lend the Registrant Five Million Dollars ($5,000,000) (the "Bridge Loan"). In connection with the Bridge Loan, the Registrant issued a Convertible Promissory Note (the "Note") to LCO in the original principal amount of the Bridge Loan, due and payable in one year. The Note bears interest on the unpaid principal amount from December 5, 2000 at an annual percentage rate of Seven and 52/100 percent (7.52%), which was 100 basis points above LIBOR on December 5, 2000. The Note may be prepaid at any time by the Registrant without penalty.

         In the event the Registrant closes on a private offering of its Common Stock of not less than $15,000,000 to investors not affiliated with LCO during the term of the Note (the "Offering"), all sums due and owing under the Note may be converted, at the election of either LCO or the Registrant, into Common Stock ("Conversion Shares")at a conversion price per share equal to the per-share purchase price of the Common Stock purchased by the investors in the Offering. In addition, at its sole election, LCO may convert all sums due under the Note into shares of Common Stock at a conversion price of Five Dollars ($5.00) per share. In the event either the Registrant or LCO elects to convert the outstanding amount due under the Note into shares of Common Stock, the conversion must be for shares representing all outstanding obligations under the Note.

         In connection with the Bridge Loan, the Registrant issued LCO warrants (the "Warrants") to purchase Two Hundred Fifty-Thousand (250,000) shares of the Registrant's Common Stock (the "Warrant Shares") at a per share purchase price of Five Dollars ($5.00). The Warrants were issued on December 5, 2000 and expire on December 5, 2003. For purposes of this Report, the Conversion Shares and the Warrant Shares are referred to herein as the "New Shares."

         Pursuant to an amendment dated December 5, 2000 to a prior Registration Rights Agreement between the Registrant and LCO, LCO has acquired certain rights to cause the Registrant to register the New Shares for offer and sale under the Securities Act of 1933, as amended.

         LCO is a corporation organized under the laws of Guernsey, Channel Islands, and is wholly owned by The ERSE Trust. The sole trustee of The ERSE Trust is CAP Advisers Limited, a company organized under the laws of the United Kingdom. Anthony M. Pilaro, a director of the Registrant, is a director of LCO and a director of CAP Advisers Limited.

         The terms of the Bridge Loan are set forth in full in the Note Purchase Agreement, Warrant to Purchase Shares of Common Stock, Convertible Promissory Note and the Amendment to Registration Rights Agreement, which are filed as exhibits to this Report.


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Item 7.  Exhibits.

Exhibit No.                        Description
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(10)(a)         Note Purchase Agreement,  dated December 5, 2000, between the
                Registrantand LCO Investments Limited.

(10)(b) Convertible Promissory Note, dated December 5, 2000, issued by the Registrant to LCO Investments Limited.

(10)(c) Warrant to Purchase Shares of Common Stock, dated December 5, 2000, between the Registrant and LCO Investments Limited.

(10)(d) Amendment to Registration Rights Agreement, dated December 5, 2000, between the Registrant and LCO Investments Limited.

(99)            Press release dated December 6, 2000 issued by the Registrant.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      BriteSmile, Inc.


                          By:         /s/ Paul A. Boyer
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                                      Paul A. Boyer
                                      Chief Financial Officer

Date: December 8, 2000




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                                  EXHIBIT INDEX

Exhibit No.
Under Reg.                                                    Sequential
S-K, Item 601               Description                       Page Number
-------------               ------------                      ------------

(10)(a)                     Note Purchase Agreement, dated
                            December 5, 2000, between the
                            Registrant and LCO Investments
                            Limited.

(10)(b)                     Convertible Promissory Note,
                            dated December 5, 2000, issued
                            by the Registrant to LCO Investments
                            Limited.

(10)(c)                     Warrant to Purchase Shares of
                            Common Stock, dated December 5, 2000,
                            Between the Registrant and LCO
                            Investments Limited.

(10)(d)                     Amendment to Registration Rights
                            Agreement, dated December 5, 2000,
                            between the Registrant and LCO
                            Investments Limited.

(99)                        Press release dated December 6,
                            2000 issued by the Registrant.